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                                                                    Exhibit 16.1


                                               16140 SAND CANYON AVE., SUITE 100
                                                        IRVINE, CALIFORNIA 92618
HALL & COMPANY Certified Public Accountants, Inc.
TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES          (949) 910-HALL (4255)
                                                             FAX (949) 910-4256





                                                     March 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Halozyme Therapeutics, Inc.

We have read the statements that we understand Halozyme Therapeutics, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.



                                                     Best regards,

                                                     /s/ Hall & Company
                                                     ----------------------
                                                     Hall & Company